Exhibit 1.A(3)(b)(i)

                                  AMENDMENT TO
                        SOUTHLAND LIFE INSURANCE COMPANY
                             DISTRIBUTION AGREEMENT


This Amendment is made and effective the 1st of March, 1999, and amends the Distribution Agreement (the "Agreement") dated April 1, 1996, between Southland Life Insurance Company, a Texas domestic insurance company ("Southland") on its own behalf and on behalf of Southland Life Insurance Company Separate Account A1 ("Separate Account A1") and Southland Life Insurance Company Separate Account L1 ("Separate Account L1" and both Separate Account A1 and Separate Account L1 collectively referred to as "Separate Accounts") and ING America Equities, Inc., a Colorado corporation ("ING America Equities").

           WHEREAS, Southland and ING America Equities desire to make certain changes to the Agreement;

           NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Southland and ING America Equities hereby agrees as follows:

1.         Section 21 is hereby amended to read in its entirety as follows:

           21. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of Colorado or Texas, as appropriate to the action being commenced.


2.         A new section, Section 22 is hereby added:

           22. TERM OF AGREEMENT. This Agreement is for a term of five years from its effective date and shall automatically renew for subsequent terms of five year periods, unless terminated under Section 17 by either party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed.


SOUTHLAND LIFE INSURANCE COMPANY             ING AMERICA EQUITIES, INC.



By: /s/ B. Scott Burton                    By: /s/ Gary W. Waggoner
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Print Name: B. Scott Burton                Print Name: Gary W. Waggoner
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Title:                                     Title:    Secretary
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